For Immediate Release
Exhibit 99.1

BENEFICIENT REPORTS FOURTH QUARTER & FISCAL YEAR ENDED MARCH 31, 2026 RESULTS
Transformative Fiscal 2026 Focused on Addressing Legacy Issues While Strengthening Foundation of the Company
Beneficient Clears Litigation Hurdles as it Positions to Capitalize on New Opportunities for Growth
Dallas, TX. – June 29, 2026 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today reported its financial results for the fiscal 2026 fourth quarter and fiscal year, which ended March 31, 2026.
Highlights of the year include:
•Resolved GWG Holdings, Inc. litigation and regained Nasdaq compliance
•Generated over $50 million in gross proceeds from asset sales
•Fully paid off HH-BDH Credit Agreement principal balance (excluding $1.1 million for deferred interest and fees)
•Executed over $23 million in new fiduciary financings, including those closed subsequent to year end
•Established initial collateral management services relationship
Commenting on the fiscal 2026 results, Chief Executive Officer James Silk said: “Fiscal 2026 was a year of significant progress for Beneficient. We took important steps to address legacy challenges, improve our financial position and sharpen our focus on the business opportunities ahead. With the completion of our leadership transition and continued growth in new business and progress on litigation matters, we believe Beneficient is better positioned to execute on our strategy.”
“Our focus now is on building the business by expanding our Primary Commitment Program, growing our collateral management services, and commercializing our AI-technology to support new opportunities. We believe the foundation we have built allows us to pursue a broader set of opportunities and create long-term value for our stakeholders.”
Fourth Quarter Fiscal 2026 and Recent Highlights (for the quarter ended March 31, 2026 or as noted):
•Reported investments with a fair value of $195.5 million, from $291.4 million at the end of our prior fiscal year, which served as collateral for Ben Liquidity's net loan portfolio of $169.7 million and $244.1 million, at March 31, 2026 and 2025, respectively.
•Subsequent to March 31, 2026, entered into an additional primary capital transaction with a fund managed by a general partner, which will increase the collateral for the Company’s ExAlt loan portfolio by approximately $8.8 million.
•Operating expenses increased 22% to $17.5 million in the fourth quarter of fiscal 2026, as compared to $14.3 million of operating expenses in the fourth quarter of fiscal 2025. The current year quarter included non-cash intangible asset impairment of $3.1 million while there was not a similar charge in the prior year quarter. For fiscal year 2026, operating expenses were $127.4 million, which includes the accrual of a loss contingency of $62.8 million, additional interest expense on the loss contingency of $5.1 million, and non-cash intangible asset impairment of $3.1 million. For fiscal year 2025, operating expenses were $16.2 million, which includes the release of a loss contingency accrual of $55.0 million and non-cash goodwill impairment of $3.7 million.
•Excluding the non-cash goodwill impairment and the loss contingency accrual in each period, as applicable, adjusted operating expenses(1) declined 11% in the fourth quarter of fiscal 2026 to $12.7 million, as compared to $14.3 million in the same period of fiscal 2025. For fiscal year 2026, excluding the non-cash goodwill impairment and the loss contingency accrual (release) in each period, adjusted operating expenses(1) declined 16% to $56.4 million, as compared to $67.5 million for fiscal year 2025.
•Further completed asset sales or equity redemptions of certain investments held by the Customer ExAlt Trusts, resulting in an aggregate of $51.5 million in gross proceeds through March 31, 2026, which was used to pay down certain debt and provide working capital.
•The Board of Directors named James Silk as CEO of Beneficient on June 24, 2026, removing the Interim CEO title that he has held since July 21, 2025.

•Announced on June 25, 2026 that one of its subsidiaries has entered into its first engagement to provide collateral management services for a Texas state-chartered bank in connection with a secured lending transaction. The engagement is expected to generate recurring fee revenue for the Company for the duration of the engagement and represents the first commercial deployment of Beneficient’s collateral management services offering.
In addition to this press release and in the place of an earnings report webcast, a letter to shareholders from CEO James Silk has been issued about the Fiscal Year and the Company’s strategic direction.
Loan Portfolio
As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben’s balance sheet is primarily comprised of loans collateralized by a well-diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.
Ben’s balance sheet strategy for ExAlt Loan origination is built on an endowment-style portfolio model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.
As of March 31, 2026, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across approximately 140 private market funds and approximately 400 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, including:
•A leading Latin American pharmacy, health, and beauty retailer with an integrated physical and digital store network.
•A technology-enabled reforestation company using drones, seed science, and services to restore forests at scale following wildfires and other disturbances.
•A mobile banking services provider.
•A privately owned express intercity passenger rail system operator and owner of associated real estate.
•A developer of an integrated e-commerce and fulfillment platform to sell wine direct-to-consumers.
Figure 1: Portfolio Diversification
Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses
As of March 31, 2026, the charts below present the ExAlt Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate fiduciary ExAlt Loan portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates composing part of the Fiduciary Loan Portfolio).
As of March 31, 2026. The chart represents the characteristics of professionally managed funds and investments in the Collateral portfolio, which is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances net of any allowance for credit losses, and as of March 31, 2026, the total allowance for credit losses was $414.4 million, for a total gross loan balance of $584.0 million and a loan balance net of allowance for credit losses of $169.7 million.
Business Segments: Fourth Quarter Fiscal 2026
Ben Liquidity
Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.

•Ben Liquidity recognized $7.9 million of interest income for the fiscal fourth quarter, down 3.5% from the quarter ended December 31, 2025, primarily due to a higher percentage of loans being placed on nonaccrual status and loan repayments primarily through asset sales proceeds, partially offset by the effects of compounding interest on the remaining loans.
•Operating loss for the fiscal fourth quarter was $19.7 million, a decline from an operating loss of $29.2 million for the quarter ended December 31, 2025. The improvement was due to lower intersegment credit losses and interest expense due to the prepayment of the outstanding principal under the HH-BDH Credit Agreement in the current fiscal period as compared to the quarter ended December 31, 2025 offset by the decline in revenues discussed above.
Ben Custody
Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.
•NAV of alternative assets and other securities held in custody by Ben Custody during the fiscal fourth quarter was $219.8 million as of March 31, 2026, compared to $338.2 million as of March 31, 2025. The decrease was driven by dispositions of certain alternative assets, distributions and unrealized losses on existing assets, principally related to adjustments to the relative share held in custody of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period or the fair value for investments deemed probable to be sold at an amount that differs from NAV, offset by $14.8 million of new originations.
•Revenues applicable to Ben Custody were $2.5 million for the fourth fiscal quarter, compared to $2.9 million for the quarter ended December 31, 2025. The decline in revenues is a result of a lower amount of NAV of alternative assets and other securities held in custody at the beginning of each applicable period, when such fees are calculated.
•Operating income for the fourth fiscal quarter was $0.5 million, compared to an operating income of $2.0 million for the quarter ended December 31, 2025. The decrease was primarily due to $1.0 million higher provision for credit loss in the current period and coupled with the decline in revenues as discussed above.
Business Segments: Year Ended Fiscal 2026
Ben Liquidity
•Ben Liquidity recognized $33.4 million of interest income for the year ended March 31, 2026, down 21.5% compared to the same period in 2025, primarily driven by lower loans, net of the allowance for credit losses, resulting from higher levels of non-accrual loans and loan prepayments, partially offset by new loans originated.
•Operating loss was $55.7 million for the year ended March 31, 2026 as compared to an operating loss of $12.8 million in the same period in 2025. The increase in the operating loss was partially a result of the lower revenues period over period plus an increase in intersegment credit losses in the current fiscal year as compared to the same period in the prior year.
Ben Custody
•Ben Custody revenues were $12.7 million for the year ended March 31, 2026, down 40.9% compared to the prior year period, largely the result of lower NAV of alternative assets and other securities held in custody along with certain upfront intersegment fees that are amortized into revenues over time being fully recognized in a prior period.
•Operating income was $8.0 million for the year ended March 31, 2026 compared to operating income of $13.3 million in the same period in 2025, with the decrease in operating income a result of the decline in revenues in the current year discussed above offset partially by lower expenses in the current fiscal year due primarily to the prior fiscal year reflecting non-cash goodwill impairment of $3.4 million as compared to no such non-cash goodwill impairment in the current fiscal year.
•Adjusted operating income(1) for the year ended March 31, 2026 was $8.0 million, compared to adjusted operating income(1) of $18.5 million in the same period in 2025, with the decrease in adjusted operating income(1) primarily due to lower revenue related to lower NAV of alternative assets and other securities held in custody and higher operating expenses during the current fiscal year.
Capital and Liquidity
•As of March 31, 2026, the Company had cash and cash equivalents of $2.5 million and debt of $96.8 million.
•Distributions received from alternative assets and other securities held in custody totaled $12.1 million for the year ended March 31, 2026 compared to $30.4 million for the prior year period. Additionally, during year ended March 31, 2026, we received proceeds of $51.5 million from the disposition of certain investments in alternative assets.

•Total investments (at fair value) of $195.5 million at March 31, 2026 supported Ben Liquidity's loan portfolio.
(1) Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
Consolidated Fiscal Fourth Quarter Results
Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal Fourth Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 4Q26 March 31, 2026	Fiscal 3Q26 December 31, 2025	Fiscal 4Q25 March 31, 2025	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
GAAP Revenues	$(42,409)	$18,670	$(30,969)	NM	$(39,125)	$(7,943)	NM
Adjusted Revenues(1)	(7,842)	(25,393)	(30,963)	69.1%	(48,616)	(7,391)	NM
GAAP Operating Income (Loss)	(59,944)	3,944	(45,295)	NM	(166,512)	(24,185)	NM
Adjusted Operating Income (Loss)(1)	(19,492)	(36,764)	(42,945)	47.0%	(94,025)	(61,583)	(52.7)%
Basic Class A EPS(3)					$(14.02)	$68.08	NM
Diluted Class A EPS(3)					$(14.02)	$0.52	NM
Segment Revenues attributable to Ben's Equity Holders(2)	(23,942)	55,084	14,253	NM	55,620	63,735	(12.7)%
Adjusted Segment Revenues attributable to Ben's Equity Holders (1)(2)	10,625	11,021	14,253	(3.6)%	46,124	63,742	(27.6)%
Segment Operating Income (Loss) attributable to Ben's Equity Holders	(65,009)	8,656	(16,662)	NM	(140,873)	10,729	NM
Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders(1)(2)	$(24,557)	$(32,052)	$(13,851)	23.4%	$(68,391)	$(25,402)	NM
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 7 of our Annual Report on Form 10-K for the year ended March 31, 2026, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
(3) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.
Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal Fourth Quarter Results ($ in thousands)	Fiscal 4Q26 As of March 31, 2026	Fiscal 4Q25 As of March 31, 2025	Change %
Investments, at Fair Value	$195,536	$291,371	(32.9)%
All Other Assets	33,322	50,490	(34.0)%
Goodwill and Intangible Assets, Net	9,914	13,014	(23.8)%
Total Assets	$238,772	$354,875	(32.7)%

Business Segment Information Attributable to Ben's Equity Holders(1)
Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben's equity holders.

Segment Revenues Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 4Q26 March 31, 2026	Fiscal 3Q26 December 31, 2025	Fiscal 4Q25 March 31, 2025	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$7,900	$8,189	$8,459	(3.5)%	$33,421	$42,583	(21.5)%
Ben Custody	2,535	2,944	5,396	(13.9)%	12,743	21,574	(40.9)%
Corporate & Other	(34,377)	43,951	398	NM	9,456	(422)	NM
Total Segment Revenues Attributable to Ben's Equity Holders(1)	$(23,942)	$55,084	$14,253	NM	$55,620	$63,735	(12.7)%

Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 4Q26 March 31, 2026	Fiscal 3Q26 December 31, 2025	Fiscal 4Q25 March 31, 2025	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$(19,694)	$(29,167)	$(12,340)	32.5%	$(55,699)	$(12,802)	NM
Ben Custody	545	1,989	4,165	(72.6)%	7,954	13,288	(40.1)%
Corporate & Other	(45,860)	35,834	(8,487)	NM	(93,128)	10,243	NM
Total Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)	$(65,009)	$8,656	$(16,662)	NM	$(140,873)	$10,729	NM
NM - Not meaningful.
(1) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 7 of our Annual Report on Form 10-K for the year ended March 31, 2026, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Adjusted Business Segment Information Attributable to Ben's Equity Holders(2)
Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben's equity holders.

Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 4Q26 March 31, 2026	Fiscal 3Q26 December 31, 2025	Fiscal 4Q25 March 31, 2025	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$7,900	$8,189	$8,459	(3.5)%	$33,421	$42,583	(21.5)%
Ben Custody	2,535	2,944	5,396	(13.9)%	12,743	21,574	(40.9)%
Corporate & Other	190	(112)	398	NM	(40)	(415)	90.4%
Total Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2)	$10,625	$11,021	$14,253	(3.6)%	$46,124	$63,742	(27.6)%

Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 4Q26 March 31, 2026	Fiscal 3Q26 December 31, 2025	Fiscal 4Q25 March 31, 2025	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$(19,694)	$(29,167)	$(12,340)	32.5%	$(55,699)	$(12,797)	NM
Ben Custody	545	1,989	4,632	(72.6)%	7,954	18,522	(57.1)%
Corporate & Other	(5,408)	(4,874)	(6,143)	(11.0)%	(20,646)	(31,127)	33.7%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2)	$(24,557)	$(32,052)	$(13,851)	23.4%	$(68,391)	$(25,402)	NM
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 7 of our Annual Report on Form 10-K for the year ended March 31, 2026, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income (Loss) Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Reconciliation of Business Segment Information Attributable to Ben's Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders
Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben's Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) Attributable to Ben Common Shareholders ($ in thousands)	Fiscal 4Q26 March 31, 2026	Fiscal 3Q26 December 31, 2025	Fiscal 4Q25 March 31, 2025	YTD Fiscal 2026	YTD Fiscal 2025
Ben Liquidity	$(19,694)	$(29,167)	$(12,340)	$(55,699)	$(12,802)
Ben Custody	545	1,989	4,165	7,954	13,288
Corporate & Other	(45,860)	35,834	(8,487)	(93,128)	10,243
Gain on liability resolution	—	1,996	—	1,996	23,462
Income tax expense (allocable to Ben and BCH equity holders)	(171)	—	661	(214)	(80)
Net loss attributable to noncontrolling interests - Ben	31,382	14,026	19,777	70,583	34,875
Noncontrolling interest guaranteed payment	(4,836)	(4,765)	(4,556)	(18,918)	(17,824)
Net income (loss) attributable to Ben's common shareholders	$(38,634)	$19,913	$(780)	$(87,426)	$51,162

About Beneficient
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and value-added services for their funds − with solutions that could help them unlock the value in their alternative assets.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Investors:
Matt Kreps/214-597-8200/mkreps@darrowir.com
Michael Wetherington/214-284-1199/mwetherington@darrowir.com
investors@beneficient.com
Not an Offer of Securities
The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, our ability to identify and negotiate transactions, diversification and size of our loan portfolio, growth of our collateral management services and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate liquidity transactions on terms desirable for the Company, or at all, our ability to maintain compliance with the Nasdaq continued listing requirements, our ability to cure any future deficiencies in compliance with any of the Nasdaq Listing Rules, the outcome and timing of the remaining GWG litigation and related legacy matters, risks related to the substantial costs and diversion of management’s attention and resources due to these matters, the risk that the Company’s collateral management services do not perform as expected or do not generate revenue, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended March 31,
(Dollars in thousands, except per share amounts)	2026	2025
Revenues
Investment income (loss), net	$(49,532)	$(6,500)
Gain (loss) on financial instruments, net (related party of $9,491 and $(552))	9,774	(2,242)
Interest and dividend income	40	44
Trust services and administration revenues (related party of $30 and $30)	593	753
Other income	—	2
Total revenues	(39,125)	(7,943)

Operating expenses
Employee compensation and benefits	11,845	16,851
Interest expense (related party of $13,349 and $12,294)	18,801	14,908
Professional services	21,054	23,235
Provision for credit losses	1,048	1,000
Loss on impairment of goodwill and intangible assets	3,100	3,692
Accrual (release) of loss contingency related to arbitration award	62,831	(54,973)
Other expenses net (related party of $2,856 and $2,825)	8,708	11,529
Total operating expenses	127,387	16,242
Operating income (loss)	(166,512)	(24,185)
(Gain) loss on liability resolution	(1,996)	(23,462)
Net income (loss) before income taxes	(164,516)	(723)
Income tax expense	214	80
Net income (loss)	(164,730)	(803)
Plus: Net loss attributable to noncontrolling interests - Customer ExAlt Trusts	25,639	34,914
Plus: Net loss attributable to noncontrolling interests - Ben	70,583	34,875
Less: Noncontrolling interest guaranteed payment	(18,918)	(17,824)
Net income (loss) attributable to Beneficient common shareholders	$(87,426)	$51,162
Other comprehensive income (loss):
Unrealized gain (loss) on investments in available-for-sale debt securities	54	(278)
Total comprehensive income (loss)	(164,676)	(1,081)
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(77,250)	(52,243)
Total comprehensive income (loss) attributable to Beneficient	$(87,426)	$51,162

Net income (loss) per common share(1)
Class A - basic	$(14.02)	$68.08
Class B - basic	$(14.02)	$109.54

Net income (loss) per common share(1)
Class A - diluted	$(14.02)	$0.52
Class B - diluted	$(14.02)	$0.52
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	As of
	March 31, 2026	March 31, 2025 (1)
(Dollars and shares in thousands)
ASSETS
Cash and cash equivalents	$2,543	$1,346
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of $0 and $5)	195,536	291,371
Derivative asset	21,652	—
Other assets, net (related party of $514 and $404)	9,127	49,144
Intangible assets	—	3,100
Goodwill	9,914	9,914
Total assets	$238,772	$354,875
LIABILITIES, TEMPORARY EQUITY, AND EQUITY (DEFICIT)
Accounts payable and accrued expenses (related party of $17,571 and $14,733)	$63,788	$100,345
Other liabilities (related party of $30,497 and $19,360)	176,651	80,806
Warrants liability	308	227
Debt due to related parties	96,785	117,896
Total liabilities	337,532	299,274
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Redeemable Unit Accounts, nonunitized	90,526	90,526
Total temporary equity	90,526	90,526
Shareholder’s equity (deficit)(1):
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A preferred stock, 0 and 0 shares issued and outstanding as of March 31, 2026 and 2025	—	—
Series B preferred stock, 1,831 and 363 shares issued and outstanding as of March 31, 2026 and 2025, respectively	2	—
Class A common stock, par value $0.001 per share, 625,000 and 625,000 shares authorized as of March 31, 2026 and 2025, respectively, 14,419 and 1,060 shares issued as of March 31, 2026 and 2025, respectively, and 14,418 and 1,059 shares outstanding as of March 31, 2026 and 2025, respectively	14	1
Class B convertible common stock, par value $0.001 per share, 31 shares authorized, 30 and 30 shares issued and outstanding as of March 31, 2026 and 2025, respectively	—	—
Additional paid-in capital	1,884,835	1,844,496
Accumulated deficit	(2,095,478)	(2,008,052)
Treasury stock, at cost (1 share as of March 31, 2026 and 2025)	(3,444)	(3,444)
Noncontrolling interests	24,733	132,076
Accumulated other comprehensive income (loss)	52	(2)
Total equity (deficit)	(189,286)	(34,925)
Total liabilities, temporary equity, and equity (deficit)	$238,772	$354,875
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended March 31, 2026
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$7,900	$2,535	$(8,071)	$(34,377)	$(10,396)	$(42,409)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	34,567	—	34,567
Adjusted revenues	$7,900	$2,535	$(8,071)	$190	$(10,396)	$(7,842)

Operating income (loss)	$(19,694)	$545	$(48,940)	$(45,860)	$54,005	$(59,944)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	34,567	—	34,567
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill and intangible asset impairment	—	—	—	3,100	—	3,100
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	1,707	—	1,707
Share-based compensation expense	—	—	—	339	—	339
Legal and professional fees(1)	—	—	—	739	—	739
Adjusted operating income (loss)	$(19,694)	$545	$(48,940)	$(5,408)	$54,005	$(19,492)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Three Months Ended December 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,189	$2,944	$(25,469)	$43,951	$(10,945)	$18,670
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	(44,063)	—	(44,063)
Adjusted revenues	$8,189	$2,944	$(25,469)	$(112)	$(10,945)	$(25,393)

Operating income (loss)	$(29,167)	$1,989	$(66,958)	$35,834	$62,246	$3,944
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	(44,063)	—	(44,063)
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill and intangible asset impairment	—	—	—	—	—	—
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	1,700	—	1,700
Share-based compensation expense	—	—	—	367	—	367
Legal and professional fees(1)	—	—	—	1,288	—	1,288
Adjusted operating income (loss)	$(29,167)	$1,989	$(66,958)	$(4,874)	$62,246	$(36,764)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Three Months Ended March 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,459	$5,396	$(31,556)	$398	$(13,666)	$(30,969)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	6	—	—	6
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Adjusted revenues	$8,459	$5,396	$(31,550)	$398	$(13,666)	$(30,963)

Operating income (loss)	$(12,340)	$4,165	$(71,705)	$(8,487)	$43,072	$(45,295)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	6	—	—	6
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Intersegment provision for credit losses on collateral comprised of interests in GWG Wind Down Trust	—	467	—	—	(467)	—
Goodwill and intangible asset impairment	—	—	—	—	—	—
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	—	—	—
Share-based compensation expense	—	—	—	487	—	487
Legal and professional fees (1)	—	—	—	1,857	—	1,857
Adjusted operating income (loss)	$(12,340)	$4,632	$(71,699)	$(6,143)	$42,605	$(42,945)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Year Ended March 31, 2026
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$33,421	$12,743	$(49,174)	$9,456	$(45,571)	$(39,125)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	5	—	—	5
Mark to market adjustment on derivative asset	—	—	—	(9,496)	—	(9,496)
Adjusted revenues	$33,421	$12,743	$(49,169)	$(40)	$(45,571)	$(48,616)

Operating income (loss)	$(55,699)	$7,954	$(214,506)	$(93,128)	$188,867	$(166,512)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	5	—	—	5
Mark to market adjustment on derivative asset	—	—	—	(9,496)	—	(9,496)
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill and intangible asset impairment	—	—	—	3,100	—	3,100
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	67,894	—	67,894
Share-based compensation expense	—	—	—	1,629	—	1,629
Legal and professional fees(1)	—	—	—	9,355	—	9,355
Adjusted operating income (loss)	$(55,699)	$7,954	$(214,501)	$(20,646)	$188,867	$(94,025)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Year Ended March 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$42,583	$21,574	$(8,274)	$(422)	$(63,404)	$(7,943)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	545	7	—	552
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Adjusted revenues	$42,583	$21,574	$(7,729)	$(415)	$(63,404)	$(7,391)

Operating income (loss)	$(12,802)	$13,288	$(168,427)	$10,243	$133,513	$(24,185)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	545	7	—	552
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Intersegment provision for loan losses on collateral comprised of interests in the GWG Wind Down Trust	5	1,807	—	—	(1,812)	—
Goodwill and intangible asset impairment	—	3,427	—	265	—	3,692
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	5,649	—	5,649
Legal and professional fees(1)	—	—	—	7,682	—	7,682
Adjusted operating income (loss)	$(12,797)	$18,522	$(167,882)	$(31,127)	$131,701	$(61,583)
(1) Includes legal and professional fees related to lawsuits.

	Three Months Ended March 31,		Year Ended March 31,
Operating Expenses Non GAAP Reconciliation	2026	2025	2026	2025
Operating expenses	$17,535	$14,326	$127,387	$16,242
Plus: (Accrual) release of loss contingency related to arbitration award, including post-judgment interest	(1,707)	—	(67,894)	54,973
Less: Goodwill impairment	(3,100)	—	(3,100)	(3,692)
Operating expenses, excluding goodwill impairment and release of loss contingency related to arbitration award	$12,728	$14,326	$56,393	$67,523

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses are non-GAAP financial measures. We present these non-GAAP financial measures because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. The non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.
We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust and mark-to-market adjustments on derivative asset related to appreciation forfeiture for shares issued in the limited conversion of BCH Preferred A-1 to Class A common stock. Adjusted Segment Revenues attributable to Ben's Equity Holders is the same as "adjusted revenues" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, and certain employee matters, including fees & loss contingency accruals (releases), including post judgment interest incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders is the same as "adjusted operating income (loss)" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating expenses represent GAAP operating expenses, adjusted to exclude loss contingency accruals (releases), including post judgment interest incurred in arbitration with a former director, and non-cash asset impairment.
These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues, GAAP operating expenses, or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben's Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben's Equity Holders should not be considered as a measure of our liquidity.
Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.